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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 22, 2011

To our stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") to be held Thursday, September 8, 2011 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts. The Board of Directors and management look forward to personally greeting those stockholders who attend.

        The purposes of the Annual Meeting will be:

  (1)
  To re-elect the nominated incumbent directors to another one-year term;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To hold an advisory vote on whether future advisory votes on executive compensation should be held every one, two or three years;

  (4)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2012; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        If you have any questions, please call me, Mr. Denis R. Brown, our Chairman, or Mr. Kenneth J. Galaznik, our Senior Vice President, Chief Financial Officer and Treasurer, at 800-225-1608.

        Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 8, 2011.

Very truly yours,

Anthony R. Fabiano President and Chief Executive Officer

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 8, 2011

        The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 8, 2011 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

  (1)
  To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To hold an advisory vote on whether future advisory votes on executive compensation should be held every one, two or three years;

  (4)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2012; and

  (5)
  To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

        Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2011 is also enclosed.

        The Board of Directors has fixed the close of business, July 19, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. In addition to voting by mail, the Company will also be offering to stockholders of record voting by telephone and the internet. Instructions for voting by telephone or the internet are provided on the enclosed proxy cards. If you hold your shares in "street name" through a bank or broker, you should follow the voting instructions sent to you by your bank or broker.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 8, 2011: the Proxy Statement, the Annual Report to Stockholders, and directions to attend the meeting and vote in person are available on the Investor Information page of the Company's website at www.as-e.com under the subheading "Annual Meeting Materials."

By Order of the Board of Directors,

Patricia A. Gray Senior Vice President, General Counsel and Clerk
July 22, 2011

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, September 8, 2011 at 8:30 a.m. at the Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

        All references in this Proxy Statement to "AS&E", the "Company", "we", "our" and "us" mean American Science and Engineering, Inc. and its subsidiaries.

        Stockholders of record at the close of business on July 19, 2011 are entitled to notice of, and to vote at, the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 19, 2011, 9,224,452 shares of Common Stock of the Company were outstanding.

        We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about July 29, 2011.

        The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company as of the record date is necessary to provide a quorum at the Meeting. If a quorum is present, directors will be elected by a plurality of the votes properly cast, and the other matters to be voted on at the Meeting will be decided by a majority of votes properly cast. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the voting on the election of directors or the other matters to be voted on at the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company, by properly executing and returning a proxy with a later date prior to the vote at the Meeting, by revoking the proxy in person at the Meeting at any time prior to the voting thereof or by voting a new proxy at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, whose terms expire at the Meeting.

        We have included below the principal occupation and other information about the nominees. We believe the nominees consist of individuals having backgrounds and skills that are important to our business and key initiatives. The summary of each nominee's background that appears below highlights the specific experience, qualifications, attributes and skills of such individual director in the following areas, which we consider to be important qualifications for members of our Board: experience in federal government, military and defense markets; experience in global operations and international relations; chief executive officer and other leadership experience; knowledge of industry operations, technology, manufacturing and/or research; knowledge of economics or finance; and/or knowledge of science, engineering and physics.

        A plurality of the votes properly cast by stockholders present in person or represented by proxy at the Meeting is required to elect each of the nominated directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

        The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

        The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Denis R. Brown	71	Chairman	June 2008
		Director	April 2004
Anthony R. Fabiano	58	Director	September 2003
		President and Chief Executive Officer	September 2003
John A. Gordon	64	Director	November 2008
Hamilton W. Helmer	64	Director	February 1993
Don R. Kania	56	Director	February 2010
Ernest J. Moniz	66	Director	October 2002
Mark S. Thompson	54	Director	November 2005
Carl W. Vogt	75	Director	June 1997

        Mr. Denis R. Brown has been a director of the Company since April 2004 and was appointed Chairman of the Board in June 2008. Mr. Brown is a seasoned chief executive officer with significant experience in defense technology, commercial manufacturing, and service businesses. Since 1999, Mr. Brown has been a private investor and has advised a start-up software company serving the idea management market. As Chairman and Chief Executive Officer of Pinkerton, Inc. from 1994 to 1999, he successfully negotiated the merger with Securitas A.B. to form the largest security company in the world and significantly improved performance and stockholder value. From 1992 to 1996, Mr. Brown served as Chairman and principal owner of Engineering Technical Services until he successfully negotiated the company's sale. He also served in the capacity of Chairman and Chief Executive Officer at Concurrent Corporation from1990 to 1993, and as President and Chief Executive Officer from 1985 to 1990 of Penn Central Industries, Inc. Mr. Brown worked at ITT Corporation holding senior positions as Division General Manager and Vice President, ITT Corporation and Chief Executive of the Defense and Space Group from 1970 to1985. He served as a U.S. Naval Officer from 1962 to 1969. Mr. Brown holds a bachelor's degree in Slavic languages from the University of California and a bachelor's degree in communications engineering from the U.S. Naval Postgraduate School, Monterey, California. We believe that Mr. Brown is well suited to serve on our Board due to his experience as a Chief Executive Officer in companies operating in the defense, engineering and manufacturing industries, including his experience with multinational corporations and defense.

        Mr. Anthony R. Fabiano was appointed the Company's President and Chief Executive Officer and a director of the Company in September 2003. He brought with him more than 20 years of senior management experience in the manufacture and sale of high technology products for both government and commercial applications. Prior to joining the Company, Mr. Fabiano served for five years as President and Chief Operating Officer at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment. Prior to Despatch, Mr. Fabiano spent three years as Vice President of Defense Systems Operations at Alliant Techsystems Inc., a Fortune 500 aerospace and defense company with leading positions in propulsion, munitions and composite structure materials. Before advancing to Vice President, he was President of Alliant's Ferrulmatic Operations division, formerly Ferrulmatic Inc., an engineering and manufacturing company specializing in precision products for the munitions, industrial power tool, fluid control and medical industries. Prior to acquisition by Alliant, Mr. Fabiano worked at Ferrulmatic for more than a decade, where he served as Vice President and General Manager until he was promoted to President and Chief Executive Officer in 1985. Mr. Fabiano is currently Chairman of the Board of Savit Corporation, a private corporation, and has been a director since February of 2008. Mr. Fabiano holds a Bachelor of Arts degree from Rutgers University. We believe that Mr. Fabiano is well suited to serve on our Board due to his position as President and Chief Executive Officer of the Company, as well as his significant executive experience with similar companies.

        General John A. Gordon (USAF, Ret.) has been a director of the Company since November 2008, and has served on the Company's Science and Technology Advisory Committee since January 2006. General Gordon served in the White House as the President's Homeland Security Advisor from June 2003 to June 2004 and as the Deputy National Security Advisor for Counter Terrorism and the National Director for Counter Terrorism from June 2002 to June 2003. General Gordon was the first administrator of the National Nuclear Security Administration and Undersecretary of Energy, responsible for the entirety of the nation's nuclear weapons program, serving from June 2000 to June 2002. Additionally, he served as Deputy Director of Central Intelligence at the Central Intelligence Agency from 1997 to 2000 and as Associate Director of Central Intelligence for Military Support from 1996 to 1997. As an Air Force four-star general, General Gordon's thirty-two year Air Force career included assignments in research and development, strategic planning, missile and space operations, inter-governmental operations, and international negotiations. He was commissioned in 1968 following graduation from the University of Missouri with a Bachelor of Science degree in physics. General Gordon has been on the board of the Charles Stark Draper Laboratory, Inc., a non-profit corporation, since October 2004 and has been Chairman of the Board since 2008. He earned a master's degree in physics from the U.S. Naval Postgraduate School, and a master's degree in business administration from New Mexico Highlands University. We believe that General Gordon is well suited to serve on our Board due to his significant national security, defense and international experience.

        Dr. Hamilton W. Helmer has been a director of the Company since February 1993. He has been the Managing Director of Deep Strategy, a strategy consulting firm since 2002. Prior to that,

Dr. Helmer served as Managing Director of Helmer & Associates (Deep Strategy's predecessor firm) from 1982 to 2002. Previously, Dr. Helmer was employed at Bain & Company. Dr. Helmer has been a consulting professor of economics at Stanford University from 2008 to the present, where he teaches corporate and business strategy in the economics department. He holds a Ph.D. in economics from Yale and is a Phi Beta Kappa graduate of Williams College. We believe Dr. Helmer is well suited to serve on our Board due to his background in business strategy and management consulting for high technology and security companies and his knowledge of finance, corporate mergers and acquisitions and equity markets.

        Dr. Don R. Kania has been a director of the Company since February 2010. He has been President, Chief Executive Officer and Director of FEI Company, a leading diversified scientific instruments company providing electron and ion-beam microscopes and tools for nanoscale applications across many industries, since August 2006. From July 2004 to July 2006, Dr. Kania served as President and Chief Operating Officer of Veeco Instruments, Inc. ("Veeco"), a provider of metrology and process equipment used by manufacturers in the data storage, semiconductor and compound semiconductor/wireless industries. From March 2003 to July 2004, Dr. Kania was President of Veeco. He also held positions as Vice President and CTO at Veeco and was heavily involved in Veeco's operations as well as mergers and acquisitions. Prior to his positions at Veeco, Dr. Kania was a senior manager at Lawrence Livermore National Laboratory and Research Director at Crystallume, a thin film diamond company, and a researcher at the Department of Energy's Los Alamos National Laboratory. Dr. Kania received his Bachelor of Science, Master of Science, and Ph.D. degrees in physics and engineering from the University of Michigan. We believe Dr. Kania is well suited to serve on our Board due to his experience as a Chief Executive Officer and Chief Operating Officer in manufacturing and high technology companies, and his knowledge of physics and engineering.

        Dr. Ernest J. Moniz has been a director of the Company since October 2002, and also previously served as a director from 1990 to 1995. Dr. Moniz is currently the Cecil and Ida Green Professor of Physics and Engineering Systems at the Massachusetts Institute of Technology where he has served on the faculty since 1973. At MIT, he served as head of the Department of Physics and director of the Bates Linear Accelerator Center, and is currently director of the Laboratory for Energy and the Environment and director of the MIT Energy Initiative. From October 1997 to January 2001, he was Undersecretary of the Department of Energy, responsible for the Offices of Science; Fossil Energy; Energy Efficiency and Renewable Energy; Nuclear Energy, Science and Technology; Environmental Management; and Civilian Radioactive Waste Management. He was the Department's lead negotiator for cooperative programs with Russia dealing with nuclear weapons material control and disposition. Dr. Moniz also served from 1995 to 1997 as Associate Director for Science in the Office of Science and Technology Policy in the Executive Office of the President. Dr. Moniz is a fellow of the American Association for the Advancement of Science, the Humboldt Foundation, and the American Physical Society and is also a member of the Council on Foreign Relations. He currently serves on the Board of Directors of ICF International since June 2011. He is a member of the President's Council of Advisors on Science and Technology and the Blue Ribbon Commission for America's Nuclear Future. Dr. Moniz holds a Bachelor of Science degree in physics from Boston College, a doctorate in theoretical physics from Stanford University, and honorary doctorates from the University of Athens, the University of Erlangen-Nuremburg, and Michigan State University. We believe Dr. Moniz is well suited to serve on our Board due to his significant knowledge of physics and engineering and his governmental experience.

        Dr. Mark S. Thompson has been a director of the Company since November 2005. Dr. Thompson has been President and Chief Executive Officer of Fairchild Semiconductor since May 2005, and was elected Chairman of its Board of Directors in May 2008. From 2001 to 2004, Dr. Thompson had been the Chief Executive Officer of Big Bear Networks, Inc., a designer and manufacturer of optoelectronic network solutions. He was previously Vice President and General Manager of Tyco Electronics' Power

Components Division and, prior to its acquisition by Tyco, was Vice President of Raychem Electronics' OEM Group. In addition to Fairchild Semiconductor, he also currently serves on the Board of Directors of Cooper Industries. He holds a bachelor's degree in chemistry from State University of New York and a Ph.D. in inorganic chemistry from the University of North Carolina. We believe Dr. Thompson is well suited to serve on our Board due to his executive experience as a Chief Executive Officer in manufacturing and high technology companies.

        Mr. Carl W. Vogt has been a director of the Company since June 1997. In 2004, Mr. Vogt retired as counsel from Fulbright & Jaworski L.L.P., a nationally and internationally based law firm (where he was formerly a senior partner). He was formerly a Director of Yellow Roadway Corporation from 1995 to 2009, a Director of DWS-Scudder Mutual Funds Investment Company from 1995 to 2007, a Director of the ISI Managed Funds from 1999 to 2004, a Director of the National Passenger Railroad Corporation (AMTRAK) from 1990 until 1992, a Director of Waste Management, Inc., from 2002 to 2008, and Chair of the U.S. National Transportation Safety Board from 1992 until 1994. He was a Trustee of Williams College, where he served as President (interim) from 1999 until 2000, Chair of the Flight Safety Foundation and a member of the American Council on Germany. Mr. Vogt is a Fellow of the Royal Aeronautical Society, a Fellow of the American Bar Foundation and was an Industrial Fellow, Linacre College, Oxford University, England. Mr. Vogt holds a bachelor's degree from Williams College and a LLB degree from University of Texas Law School. We believe Mr. Vogt is well suited to serve on our Board due to his prior board experience as well as his finance, legal and governance experience.

Executive Officers (who are not also Directors)

        The names of, and certain information with respect to, each person serving as an executive officer of the Company as of July 13, 2011 (other than Mr. Fabiano whose information appears above) are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Kenneth A. Breur	56	Senior Vice President, Advanced	May 2010
		Development and Logistics
		Senior Vice President, Product Management	March 2008
		and Engineering
		Vice President, Operations	January 2004
Joseph Callerame	61	Senior Vice President, Science and Technology	March 2008
		Vice President, Science and Technology	June 1998
Robert Cline	50	Senior Vice President, Operations	March 2008
		Vice President, Manufacturing	April 2000
Kenneth J. Galaznik	59	Senior Vice President, Chief Financial Officer	March 2008
		and Treasurer
		Chief Financial Officer and Treasurer	February 2005
Patricia A. Gray	56	Senior Vice President, General Counsel	March 2009
		and Clerk
Paul H. Grazewski	55	Senior Vice President, Strategic Planning	March 2008
		Vice President, Product Management	January 2004
George M. Peterman	63	Senior Vice President, Human Resources	March 2008
		Vice President, Human Resources	February 2004
Robert G. Postle	56	Senior Vice President, Worldwide Marketing	March 2008
		and Sales
		Vice President, Worldwide Marketing and Sales	March 2004

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Michael N. Tropeano	41	Senior Vice President, Product Management	November 2010
		Vice President, Product Management	July 2010
		Vice President, Standard Products	July 2007
		Vice President, Z Backscatter Systems	January 2004
Michael A. Williams	54	Senior Vice President, Engineering	November 2010
		Vice President, Engineering	August 2008

        Kenneth A. Breur was appointed Senior Vice President, Advanced Development and Logistics in May 2010, served as Senior Vice President, Product Management and Engineering from March 2008 until May 2010, and was previously Vice President of Operations. Mr. Breur has more than twenty-five years of experience in manufacturing technology with special focus on increasing operational effectiveness for product optimization and cost reduction. Prior to joining the Company in December 2003, Mr. Breur spent six years in management positions at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment, where as Vice President, he managed worldwide sales and marketing, product management and engineering. Overseeing facilities in Minnesota, Michigan and California, Mr. Breur was responsible for profit & loss of all products, as well as product development initiatives. Before advancing to Vice President, Mr. Breur was Director of Product Management and Engineering. Mr. Breur holds a bachelor's degree in manufacturing engineering and a certificate in mechanical engineering from the New Jersey Institute of Technology in Newark, New Jersey.

        Dr. Joseph Callerame was appointed Senior Vice President of Science and Technology in March 2008. Prior to joining the Company in 1998, Dr. Callerame served at Raytheon Electronic Systems as Manager of Engineering and Technology Development. From 1993 to 1994, he served as Deputy General Manager of the Research Division of Raytheon, and from 1989 to 1992 he was Assistant General Manager of this Division. Prior to serving as Assistant General Manager, Dr. Callerame held the position of Manager, Infrared Detector Laboratory and the Stable Sources Laboratory. From 1977 to 1980, Dr. Callerame was a senior scientist in Medical Ultrasound at Raytheon's Research Division. Dr. Callerame also served as a Postdoctoral Fellow in physics at MIT from 1975 to 1977. Dr. Callerame earned his Ph.D. and master's degree in physics from Harvard University and holds a bachelor's degree in chemical physics from Columbia University.

        Robert Cline was appointed Senior Vice President of Operations in March 2008. In his current role, Mr. Cline has responsibility for overseeing the Company's manufacturing facility, including production, manufacturing engineering, facilities, and materials. Prior to appointment to his current position, Mr. Cline held several other positions at the Company, including Vice President, Manufacturing from 2000 to 2008. Prior to joining the Company in 1996, Mr. Cline held management positions at Allard Industries, including Director of Engineering and served as a nuclear trained officer in the U.S. Navy, Submarine Force. Mr. Cline received a master's degree in manufacturing engineering from Boston University and a bachelor's degree in electrical engineering from Michigan Technological University.

        Kenneth J. Galaznik was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in March 2008. Prior to appointment to his current position, Mr. Galaznik served as Chief Financial Officer and Treasurer from February 2005 to March 2008, as Acting Chief Financial Officer from June 2004 to February 2005, as Vice President of Finance from July 2003 to June 2004, and as a financial management consultant from August 2002 to March 2003. Previously, he was Vice President of Finance at Spectro Analytical Instruments, Inc. and has over thirty years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik has served on the Board of Directors of Bridgeline Digital, Inc since August 2006. Mr. Galaznik holds a bachelor's of business administration degree in accounting from the University of Houston.

        Patricia A. Gray was appointed Senior Vice President, General Counsel and Clerk in March 2009. Ms. Gray has more than thirty years experience as a corporate lawyer including almost 20 years as general counsel for various corporations. Prior to joining the Company, Ms. Gray served as Senior Vice President, General Counsel and Secretary of The Children's Place Retail Stores, Inc. from 2007 until 2009. From December 2007 to May 2008, Ms. Gray was also an officer of Hoop Holdings, LLC, a subsidiary of The Children's Place Retail Stores, Inc. and three affiliated companies, which filed for bankruptcy protection in March 2008. From 2005 to 2007, Ms. Gray served as Senior Vice President, Chief Legal Officer and Secretary of Panera Bread Company, and from 1999 to 2004 Ms. Gray served as Senior Vice President, General Counsel and Secretary for Arch Wireless, Inc. and affiliated companies, which filed for bankruptcy protection in December 2001. These companies emerged from bankruptcy protection upon confirmation of a plan of reorganization in May 2002. Ms. Gray received her Bachelor of Arts degree from Cornell University and her JD from Georgetown University.

        Paul H. Grazewski was appointed Senior Vice President of Strategic Planning in March 2008 and was previously Vice President of Product Management. In his current role, Mr. Grazewski has responsibility for developing and implementing strategic plans at all levels of the organization and for managing strategic relationships for the Company. He joined the Company in 2002 as Vice President, Program Management. From 2000 to 2001, Mr. Grazewski served as Director of Programs for Alcatel, a communications solutions provider, where he led the development of a high-speed Internet router. From 1996 to 1999, Mr. Grazewski served as Vice President, Programs and Business Development at General Dynamics Armament Systems, where he delivered integrated defense systems to a worldwide client base. From 1993 to 1996, Mr. Grazewski was Director of Programs at Lockheed Martin, a leading systems integrator and information technology company. Mr. Grazewski holds a bachelor's degree in industrial engineering and operations research from the University of Massachusetts—Amherst, and an MBA from Xavier University in Cincinnati, Ohio.

        George M. Peterman was appointed Senior Vice President of Human Resources in March of 2008 and is responsible for leading the development of the Company's Human Resources operations and programs. With over thirty years of experience in organizational development, compensation program design and strategic recruiting, Mr. Peterman implements effective programs to build and support a world class workforce. Prior to joining the Company in 2003, Mr. Peterman spent eleven years in executive roles at a Boston-area human resource professional service provider. Prior to this role, Mr. Peterman provided human resources services through his own consulting practice. Prior to his consulting career, Mr. Peterman held corporate human resources positions at Data General Corporation, Digital Equipment Corporation and Honeywell Information Systems. Mr. Peterman holds a Bachelor of Arts degree from Princeton University.

        Robert G. Postle was appointed Senior Vice President of Worldwide Marketing and Sales in March 2008. Prior to joining the Company in March 2004, Mr. Postle was Vice President of Sales and Marketing at SolVision, Inc., a leader in automated visual inspection solutions for the microelectronics industry, from 2003 to 2004. From 2002 to 2003, Mr. Postle was the Vice President of Sales at Sagitta, Inc., a semiconductor/telecommunications equipment manufacturer. Prior to that, Mr. Postle served for seven years as Vice President of Sales, Marketing and International for PRI Automation, a semiconductor capital equipment company. Mr. Postle holds a bachelor's degree in business administration from the State University of New York in Brockport, New York.

        Michael N. Tropeano was appointed Senior Vice President of Product Management in November 2010. In his current role, Mr. Tropeano has responsibility for all product revenue and profitability, product development strategy, product quality and performance and product sustainment. Previously, Mr. Tropeano was Vice President, Product Management from July 2010 to November, 2010, was Vice President, Standard Products from July 2007 to July 2010 and was Vice President, Z Backscatter™ Systems from January 2004 to July 2007. Mr. Tropeano joined the Company in 1998 after nine years in the defense industry at General Electric, Lockheed Martin, and General Dynamics in technical and program management positions focused on the product development of militarized vehicles, gun systems, and ballistic missile subsystems deliverable to domestic and international governments. Mr. Tropeano holds a master's degree in mechanical engineering from Rensselaer Polytechnic Institute, a bachelor's degree in mechanical engineering from Florida Institute of Technology and is a graduate of General Electric's Edison Engineering Program.

        Michael A. Williams was appointed Senior Vice President, Engineering and Development in November 2010 and was previously Vice President of Engineering from August 2008 to November 2010. Mr. Williams oversees both the Company's engineering department and the program management office. Prior to joining the Company, Mr. Williams held the position of Vice President of Engineering at Elbit Systems of America, an international defense electronics company from August 2004 to April 2008. He previously served as Director of Programs, Radio Frequency Countermeasures at BAE Systems, and prior to that held positions at Lockheed Martin Aeronautics, and Westinghouse Defense (now Northup Grumman). Mr. Williams has served as Chairman, Aerospace Computer Technology for the Society of Automotive Engineers (SAE), and on the Mission Systems Panel Advisory Group for Aerospace Research and Development (AGARD). Mr. Williams holds a bachelor's degree in electrical engineering from Florida Institute of Technology, a master's degree in electrical engineering from the University of Miami and a Master of Science degree in engineering management from the Cox School of Business, Southern Methodist University.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        During the fiscal year ended March 31, 2011, the Board of Directors of the Company met nine times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, General John Gordon, Dr. Hamilton Helmer, Dr. Don Kania, Dr. Ernest Moniz, Dr. Mark Thompson, and Mr. Carl Vogt is an independent director as such term is defined in the NASDAQ Stock Market Listing Rules. The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Company also has one informal committee, the Science and Technology Advisory Committee, which holds meetings with members of the Board of Directors as well as members of the Company's scientific team and advisors.

        The Board of Directors is encouraged to attend the Annual Meeting of Stockholders. All of the directors attended the 2010 Annual Meeting of Stockholders.

Leadership Structure of Board of Directors

        Mr. Denis R. Brown currently serves as Chairman of the Board, having been appointed to that position in June 2008 and having served on the Company's Board of Directors since 2004. Mr. Anthony Fabiano, a management director, currently serves as President and Chief Executive Officer of the Company. The Chairman of the Board is an independent director in accordance with NASDAQ Stock Market Listing Rules. Our Board has determined that stockholder interests are best served at this time by selecting an independent director to serve as Chairman, who may offer more objective input and leadership to the Board across all Board functions. Given the Board's role in electing Company officers, and overseeing the Chief Executive Officer's performance, the Board believes the Board leadership role is best filled by an individual who does not serve as an officer.

        The Company believes it is the Chairman's responsibility to lead the Board of Directors and the President and Chief Executive Officer's responsibility to lead the day-to-day operations of the Company. The Chairman of the Board is responsible for coordinating the Board's activities, including the scheduling of the meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the President and Chief Executive Officer as appropriate). The Board believes this leadership structure has enhanced the Board's oversight of and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. In addition to providing strong leadership for our Board, this separation also positions our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

Audit Committee

        The Audit Committee, established in accordance with the applicable securities regulations and NASDAQ Stock Market Listing Rules, currently consists of Dr. Hamilton Helmer (chairman), Dr. Don Kania and Dr. Mark Thompson. In the opinion of the Board of Directors, all members of the Audit Committee are "independent" as such term is defined in the applicable NASDAQ Stock Market Listing Rules, the applicable securities regulations and the Audit Committee charter and all members of the Audit Committee are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee and has determined that Dr. Helmer qualifies as an "audit committee financial expert" as such term is defined under applicable securities regulations. This Committee, which met five times during fiscal year 2011, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review pertaining to financial risk and related matters to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls. Our Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Compensation Committee

        The Compensation Committee currently consists of Mr. Denis Brown (chairman), Dr. Mark Thompson and Mr. Carl Vogt. This Committee, which met three times during fiscal year 2011, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer, for approving the compensation of the other executive employees of the Company and for the administration of the Company's equity incentive plans. The Company's Chief Executive Officer did not attend any part of a meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. Matters relating to the compensation of the Company's Chief Executive Officer are discussed in executive session without members of management present. In the opinion of our Board of Directors, all members of the Compensation Committee are "independent" as such term is defined in the NASDAQ Stock Market Listing Rules and the Compensation Committee charter and "non-employee directors" as such term is defined in the applicable securities regulations. Our Board of Directors has adopted a written charter for the Compensation Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. Carl Vogt (chairman), Mr. Denis Brown and Dr. Hamilton Helmer. This Committee met two times during fiscal year 2011. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board, addressing matters under the Company's Code of Business Conduct and Ethics and other matters pertaining to the governance of the Board and Company. In the opinion of our Board of Directors, all members of the Nominating and Corporate Governance Committee are "independent" as defined in the NASDAQ Stock Market Listing Rules and the Nominating and Corporate Governance Committee charter. The Company's bylaws currently set forth the procedures for the nomination of candidates for director by stockholders, which are set forth below under "Stockholder Proposals and Director Nominations for the 2012 Annual Meeting." Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes 1) requests to Board members, the Chief Executive Officer and others for recommendations, 2) use of executive search firm and professional consulting resources to identify key needs of the Board, selection criteria and potential candidates who may meet such needs and criteria, 3) periodic meetings to discuss and evaluate biographical information and background materials relating to potential candidates, and 4) interviews of selected candidates by the Committee members and other members of the Board as determined by this Committee in consultation with the Board.

        In considering whether to include a candidate in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria set forth in the

Charter of the Committee. These criteria include each candidate's ability, judgment, and experience and the overall diversity and composition of the Board. In addition, the criteria for nominee evaluation includes knowledge of the Company's industry; experience in manufacturing, business or corporate operations; executive level management or strategic planning skills; other Board experience; business acumen; federal government, military or international experience; financial reporting familiarity, and other core competencies specific to the Company's business such as physics or other sciences, engineering or radiation technology. The Company seeks a balance of experience and no single criterion or minimum level of qualifications is a prerequisite for each prospective nominee, but, rather the qualifications sought from a prospective nominee depends upon the current composition of the Board. The Board believes that the backgrounds and qualifications of its members, taken as a group, should provide the experience, knowledge and abilities to allow the Board to fulfill its responsibilities.

        Neither the Board nor the Nominating and Corporate Governance Committee have adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Board believes that Board membership should reflect diversity in its broadest sense, therefore the Nominating and Corporate Governance Committee considers experience, education and differences of viewpoint when evaluating individual qualifications for election to the Board and in making recommendations for Board approval, considering the composition of the Board as a whole. As noted above, the Charter of the Nominating and Governance Committee includes diversity as a consideration in making its recommendations for nominees for director. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

        Director candidates recommended by stockholders will be considered on the same basis as candidates recommended or identified by other sources. To recommend a candidate, stockholders should submit the candidate's name, along with their biographical and background materials, to the attention of the Nominating and Corporate Governance Committee at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 Attn: General Counsel and Clerk. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next Annual Meeting.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under "Stockholder Proposals and Director Nominations for the 2012 Annual Meeting."

Risk Oversight

        The Board is responsible for oversight of the Company's risk management process. Having a Chairman who is independent of management adds another layer of objective insight and perspective to the risk assessment process. The entire senior management of the Company is responsible for risk management on a day-to-day basis, including identifying risks, managing risks, and reporting and communicating risks back to the Board of Directors. The Board of Directors, including Board Committees comprised solely of independent directors, reviews various areas of significant risk to the Company, and advises management on policies, strategic initiatives, annual report on internal controls and other actions. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, business operations and employee compensation risks and risks related to acquisitions and disposition and other significant transactions.

        The Committees are primarily responsible for considering and overseeing risks within their particular area of concern. The Audit Committee meets regularly with management, our independent registered public accountants and our accounting management, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Nominating and Corporate Governance Committee monitors compliance with the Code of Business Conduct and Ethics and reviews compliance with applicable laws and regulations related to corporate governance. The Compensation Committee reviews and evaluates risks related to the design and implementation of all general compensation programs applicable to the Company's employees, including an annual review of both the design and the application of compensation and benefits programs.

Communication with Directors

        The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company's Senior Vice President, General Counsel and Clerk, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to them c/o General Counsel and Clerk, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

 OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

        The following table sets forth the number of shares of the Company's voting stock beneficially owned (as determined under the applicable securities regulations) directly or indirectly as of June 30, 2011 by (i) each current director of the Company; (ii) each executive officer of the Company named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of any class of the Company's voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. Unless otherwise indicated below, the persons named in the table have sole voting and dispositive power as to the shares shown. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of June 30, 2011 was 9,223,253.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Kenneth A. Breur	3,122	(4)
Denis R. Brown	37,708	(4)
Joseph Callerame	27,958	(4)
Anthony R. Fabiano	62,143	(4)
Kenneth J. Galaznik	21,498	(4)
John A. Gordon	14,121	(4)
Hamilton W. Helmer	44,518	(4)
Don R. Kania	4,899	(4)
Ernest J. Moniz	43,132	(4)
Robert G. Postle	6,988	(4)
Mark S. Thompson	3,844	(4)
Carl W. Vogt	18,184	(4)
Directors and Officers as a Group (16 persons)	370,317	3.9%
BlackRock Inc.(5)	673,795	7.3%

(1)
Unless otherwise indicated, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

(2)
Includes shares that may be acquired under stock options exercisable within 60 days after June 30, 2010, as follows: Mr. Brown—24,858; Dr. Callerame—14,823; Mr. Fabiano—27,269; Mr. Galaznik—6,765; General Gordon—12,926; Dr. Helmer—35,000; Dr. Kania—4,181; Dr. Moniz—35,000; Mr. Postle—3,339; Mr. Vogt—7,000 and all current directors and officers as a group—208,824.

(3)
Certain executive officers hold restricted shares that we include in this column. The executives may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse based upon a combination of attainment of performance-based goals and /or time of service with the Company. The Board of Directors hold restricted shares which vest ratably during their term. The individuals in the table hold the following number of restricted shares: Mr. Breur—1,467; Mr. Brown—353; Dr. Callerame—1,447; Mr. Fabiano—10,671; Mr. Galaznik—2,761; General Gordon—236; Dr. Helmer—236; Dr. Kania—236; Dr. Moniz—236; Mr. Postle—1,656; Dr. Thompson—236; Mr. Vogt—236 and all current directors and officers as a group—32,877.

(4)
Amount owned constitutes less than one percent.

(5)
Based on a Schedule 13G filed on January 29, 2011. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        In considering our executive compensation policies and practices we have an obligation to balance our interests in managing expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate Company management and employees who contribute to our success. Our approach to achieving this balance is to design and implement an executive compensation program that integrates marketplace appropriate base salaries with short and long-term performance-based incentives.

        We believe that the level of compensation our named executive officers receive is appropriate for both our operating results and our growth in earnings per share. In fiscal year 2011 the Company continued to perform well financially as measured by increasing net income and earnings per share. For the three fiscal years ended March 31, 2011 the Company produced the following year over year results:

	FY 09	FY 10	FY 11
Increase in net income	62%	28%	18%
Increase in earnings per share	70%	25%	17%

        In addition, Total Shareholder Return (calculated as ending share price minus beginning share price plus dividends divided by beginning share price) reflects strong growth. Total Shareholder Return for the fiscal year ending March 31, 2011 was 25%. Total Shareholder Return for the three years ending March 31, 2011 was 75%.

        The executive compensation program discussed in the following pages includes a combination of financial performance and operational goals. The significant portion of the compensation that executives received in fiscal year ended March 31, 2011 was contingent upon achieving these financial performance and operational goals. We believe that the structure of our compensation programs aligns the financial interests of executives with the interests of stockholders by linking rewards with the financial and business results that build long-term stockholder value.

Summary of Major Compensation Elements
Compensation Element	Purpose	Key Features
Base Salary	Provides a conservative but competitive fixed annual salary.	Designed to retain key executive officers by being competitive but is not considered to be the primary means of recognizing performance.
Full market studies conducted biennially by an independent compensation consultant reporting directly to the Chairman of the Compensation Committee of the Board of Directors.
Performance Based Annual Bonus Program	Provides annual incentive awards upon achievement of superior performance.
This is a performance-contingent program governed by both individual performance and Company performance. If the Company does not achieve at least 80% of its annual operating income goal, no incentive award is paid. Incentive awards are paid in the form of a single lump sum cash payment following confirmation of the achievement of performance goals at fiscal year end.

Summary of Major Compensation Elements
Compensation Element	Purpose	Key Features
Performance and Time Based Long-Term Incentive Program (LTIP)	Provides incentive awards upon achievement of long-term strategic goals that are designed to increase long-term stockholder value.
This is an accelerated vesting program that lifts restrictions on awards as specific predetermined goals are met.

Awards have been comprised of restricted stock, stock options and/or cash. Goals are designed as Company performance objectives we expect to be achievable in an average three year time frame.

A separate program is initiated each year with a five year maximum term. As goals are met, restrictions are lifted during the term on a pro rata basis (e.g., assuming three performance goals, restrictions lift on one-third of the award upon achievement of each goal). Upon expiration of the five year term, 50% of awards associated with any unmet goal(s) are forfeited and 50% become vested.

Each program contains a "claw-back provision" in the event that the executive breaches his or her obligations under his or her respective AS&E Employee Representation, Rights in Data and Non-Compete Agreement.
Severance and Change in Control Benefit	Provides competitive benefits to attract, motivate and retain key talent in the face of long-term uncertainties.
Change in Control definition has been revised to contain the change in control definition approved by the Compensation Committee in 2010 for all new agreements, which is more restrictive than the prior definition used. The revised definition requires an actual change in control rather than stockholder approval of a forthcoming merger or consolidation.
Aligns executive actions in the event of a Change in Control with the stockholders' best interests by providing market appropriate income protection.
The agreement also provides that if the employment of an executive is terminated without cause between stockholder approval of merger or consolidation and the actual closing of the transaction (and the closing or another transaction with the same acquirer occurs within 12 months), his or her severance and benefits will increase to the change in control level contingent on and beginning with the actual closing.
Does not include any tax "gross-up" provision for the executive.

Summary of Major Compensation Elements
Compensation Element	Purpose	Key Features
Health and Welfare Benefits	Provides competitive levels of employee health and welfare benefits.	Benefits do not vary substantially from general employee benefits.
401(k) Defined Contribution Benefit Plan	Provides tax favored retirement savings.	Same program provided to general employee population.

The Role of the Compensation Committee

        The Board of Directors (acting through its independent directors) has sole responsibility for determining compensation for the Chief Executive Officer. The Board of Directors solicits the recommendations of the Compensation Committee regarding his compensation, in light of the Compensation Committee's evaluation of his performance and achievement of financial, strategic and tactical goals and objectives. The Compensation Committee of the Board of Directors has the responsibility for, among other matters, establishing executive compensation programs, overseeing compensation of executive officers (including employment offers and termination arrangements for executive officers), monitoring all general compensation programs applicable to the Company's employees and overseeing regulatory compliance with respect to compensation matters. In the case of compensation for the Chief Executive Officer, the Compensation Committee reviews the goals and objectives established for the Chief Executive Officer, evaluates his performance with respect to such goals and objectives, as well as other factors which may comprise appropriate measures of his performance overall, and, based on such evaluation, makes recommendations to the Board of Directors. This evaluation and determination is made and reviewed annually by the full Board of Directors (acting through its independent directors). The Compensation Committee is also delegated responsibility for approving the terms of the Chief Executive Officer's employment agreement and making any equity grants or performance-based compensation where intended to be exempt from the limits of Section 162(m) of the Internal Revenue Code.

        In evaluating the compensation of the Chief Executive Officer, the Board of Directors, acting through its independent directors in executive session, upon recommendation of the Compensation Committee, considers several factors, including:

  •
  achievement of short and long-term financial and strategic targets and objectives, considering factors such as sales, bookings and earnings per share;

  •
  the Company's position within the industry in which it competes;

  •
  overall Company financial and operational performance;

  •
  overall economic climate;

  •
  individual contribution to the Company; and

  •
  such other qualitative and quantitative factors as the Board of Directors, upon recommendation of the Compensation Committee, may deem appropriate.

        The Chief Executive Officer makes annual recommendations to the Compensation Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of such compensation arrangements. In addition, the Committee has delegated authority to the Chief Executive Officer and to the Senior Vice President of Human Resources to grant awards under the Company's 2005 Equity and Incentive Plan to "non-reporting" individuals (individuals who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934, or the Exchange Act) of up to 10,000 shares (including shares underlying options) per individual grantee and 100,000 shares (including shares underlying options) in the aggregate.

        The Compensation Committee periodically retains the services of an independent compensation consultant, reporting directly to the Committee, to evaluate the Company's executive compensation packages for marketplace competitiveness and soundness of design. In fiscal year 2011 the Committee retained the services of the Nadel Consulting Group, Inc. ("Nadel Group") to conduct this study.

        The Committee requested that the Nadel Group review the base salaries, annual incentives, total cash compensation, long-term equity awards and all other compensation programs for the five named executive officers as well as other members of the Company's senior staff reporting to the Chief Executive Officer. The Nadel Group compared these elements of compensation with data from the Economic Research Institute executive compensation survey for companies in the Boston area with similar revenues, number of employees, in the electronic manufacturing business or in similar Standard Industrial Codes ("SIC Codes") (AS&E is in SIC Code 3844—X-ray Apparatus and Tubes. SIC Codes 3400—Fabricated Metal Products, 3500—Industrial Machinery and Equipment, 3600—Electric and Electronic Equipment and 3800—Instruments and Related Products were also used). The Compensation Committee was not provided the identities of companies in the survey base.

        Additionally, the Nadel Group reviewed available proxy data from the following companies, each of which is either a company previously reviewed by the Company or a company referenced by ISS Proxy Advisory Services as a potential peer during the prior year proxy season:

Badger Meter, Inc. (NYSE: BMI)	Intevac Inc. (Nasdaq: IVAC)	LMI Aerospace, Inc. (LMIA)
Cogent Systems, Inc. (Acquired)	Keithley Instruments, Inc (Acquired)	Herley Industries (Acquired)
Cognex Corporation (Nasdaq: CGNX)	L-1 Identity Solutions, Inc. (NYSE: ID)	GeoEye, Inc. (Nasdaq: GEOY)
Dionex Corporation (Acquired)	Measurement Specialties, Inc. (Nasdaq: MEAS)	Applied Signal Technology Inc (Acquired)
Echelon Corporation (Nasdaq: ELON)	Newport Corporation (Nasdaq: NEWP)	Astronics Corporation (Nasdaq: ATRO)
Electro Scientific Industries, Inc. (Nasdaq: ESIO)	AeroVironment, Inc. (Nasdaq: AVAV)	DigitalGlobe, Inc. (NYSE: DGI)
Rofin-Sinar Technologies, Inc. (Nasdaq: RSTI)	Ladish Co. Inc. (Acquired)	Argon ST Inc. (Acquired)
FARO Technologies, Inc. (Nasdaq: FARO)	Todd Shipyards Corporation (NYSE: TOD)

        The Committee reviewed the data presented by Nadel to supplement its general understanding of current compensation practices. The information was not used to determine or justify the Committee's compensation decisions. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the data presented.

Compensation Objectives

        The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company objectives. This program seeks to enhance the profitability of the Company, and thereby enhance long-term stockholder value, by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with profitable public companies engaged in the manufacturing of equipment, similar in size and with similar business platforms as the Company. It is the Company's philosophy to pay at, or near, industry standards in our competitive marketplace for base salary and to use a combination of short and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in the Company's long-term value.

        It is our intent that the various elements of the Company's executive compensation program combine to accomplish two goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with the stockholders through both short and long term increase in Company value.

Executive Compensation Program

        Base Salary.    The salary levels for the Company's executive officers are reviewed against broad-based compensation surveys and compensation levels of the peer companies as described above, to assess whether such compensation remains at competitive market levels. The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and other members of the senior staff reporting to the Chief Executive Officer. In addition, the Compensation Committee also reviews the recommendations of the Chief Executive Officer, in consultation with the Senior Vice President of Human Resources, for merit-based increases for other members of the senior staff, and may, in its discretion, establish an additional budget for merit-based salary adjustments to be allocated by the Chief Executive Officer in his discretion. Each executive's performance for the year is measured against predetermined financial and non-financial objectives, such as successful implementation of management processes, policies and business strategies, and the results are among the factors used as a guide for any salary increase.

        In November 2010, the Compensation Committee approved a budget for potential increases equal to nine percent of the sum of the then-current base salaries of the senior staff, excluding the Chief Executive Officer. The Compensation Committee delegated the distribution of the budget to the Chief Executive Officer based on a) adjustments to the base pay of any senior staff member who was considered to be below the competitive range for the position and b) determination by the Chief Executive Officer of the performance of each senior staff member reporting directly to him. In May 2011, upon the recommendation of the Compensation Committee based on its evaluation of his performance, the market, and other considerations described above, the Board of Directors, acting through its independent directors in executive session, approved a four percent base salary increase for the Chief Executive Officer for the fiscal year ending March 31, 2012.

        Performance-based Annual Bonus Program.    Performance-based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company's financial performance.

        The target bonuses (i.e., amount paid for 100% performance) are calculated as a percentage of base salary. In fiscal year 2011 the target bonuses, expressed as a percentage of base salary, were:

Position	Target Cash Bonus as a Percentage of Base Salary
Chief Executive Officer	100%
Chief Financial Officer	65%
Senior Vice President, Worldwide Marketing and Sales	65%
All other senior staff	50%

        The annual bonus plan for the Chief Executive Officer and members of the senior staff requires that a predetermined threshold level of financial performance be met before any bonus is paid. The threshold is defined to be 80% of the target corporate performance factor, which, for the fiscal year ended March 31, 2011 (fiscal year 2011), was a target level of operating income of $56 million for the year. If a threshold performance level of 80% of target is met, the plan is designed to pay 50% of the target bonus. No bonus is paid for performance below 80% of the target.

        Over-achievement of annual financial objectives is rewarded by prorating the executive's target bonus in relation to the over-achievement of financial goals up to a maximum of 200%. Additional compensation above this level is at the discretion of the Compensation Committee and Board of Directors. Actual operating income for the fiscal year ended March 31, 2011 was $64.4 million and resulted in a 116% over-achievement factor being applied to the earned annual bonuses.

        If and when the determination is made that the threshold was achieved, the bonus paid is determined by a formula that adjusts each individual participant's target bonus both by a factor based on the individual's achievement of individual performance targets and another factor based on the Company's achievement of its corporate performance factor. 50% of the bonus paid is based on the achievement of both individual performance goals and the corporate performance factor. The remaining 50% of the bonus paid is based only on the achievement of the corporate performance factor.

        The Company exceeded the target performance levels in fiscal year 2011; accordingly, all members of the senior staff were eligible to receive annual bonus awards for fiscal year 2011. In addition to this Company financial performance target, the formula for calculating the annual bonus award to each member of the senior staff was adjusted based on the individual's achievement of predetermined management objectives, which included the operating income targets discussed above and the individual performance targets discussed below. The range of annual bonus awards for the principal executive officer, principal financial officer and our next three most highly compensated executive officers (to whom we refer to as the "Named Executive Officers"), is set forth in the Summary Compensation Table in the column entitled "Non-Equity Incentive Compensation".

        Individual performance goals are established by the Board (acting through its independent directors upon recommendation of the Compensation Committee) in the case of the Chief Executive Officer and by the Chief Executive Officer in the case of the other members of the senior staff.

        Both financial and operational goals are assigned to each executive as individual performance targets. Individual financial goals are in addition to corporate financial goals. The addition of individual accountability for financial goals reinforces the executive team's focus on financial performance. The Chief Executive Officer and all members of his senior staff shared a common financial goal of achieving $56 million in operating income and $300 million, net of routine accounting adjustments, in bookings during the fiscal year ended March 31 2011.

        The individual performance goals (with their relative weightings) for each of the Named Executive Officers for the fiscal year ended March 31, 2011 were:

  •
  Mr. Fabiano was responsible for: (i) meeting financial targets related to operating income (35%) and bookings (15%) discussed above; (ii) restructuring the internal research and development planning process (20%); (iii) strategic plan development (15%); and (iv) introduction of a predetermined number of new products to the market (15%). Mr. Fabiano achieved 100% of his individual performance goals for fiscal year 2011.

  •
  Mr. Breur was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; (ii) establishing a design for an international training center (15%); (iii) developing a business plan for a new international product offering (10%); (iv) improving profitability on certain international projects (10%); and (v) developing an expanded business model for certain international markets (15%). Mr. Breur achieved 90% of his individual performance goals for fiscal year 2011.

  •
  Mr. Callerame was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; and (ii) achieving certain technical milestones in three predetermined scientific areas (50%). Mr. Callerame achieved 93% of his individual performance goals for fiscal year 2011.

  •
  Mr. Galaznik was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; (ii) achieving efficient organizational interface between key control organizations (25%); (iii) ensuring that key management and other personnel were trained in financial and regulatory compliance issues (10%); and (iv) developing tools and training to ensure negotiating and contracting guidelines are followed consistently (15%). Mr. Galaznik achieved 93% of his individual performance goals for fiscal year 2011.

  •
  Mr. Postle was responsible for: (i) meeting specific financial targets related to operating income (35%) and bookings (15%) discussed above; (ii) achieving certain product specific booking targets (20%); (iii) winning key target accounts (10%); and (iv) achieving certain Field Service booking, revenue and gross profit targets (20%). Mr. Postle achieved 90% of his individual performance goals for fiscal year 2011.

        In November 2010, the Compensation Committee approved a continuation of the performance-based annual bonus programs for fiscal 2012 on substantially the same terms as fiscal year 2011, but with a revised, higher threshold level of financial performance (keyed to a higher operating income target), which must be met before any bonus becomes payable. Because of the highly unpredictable nature of our business, it is difficult to predict with certainty the likelihood of achieving this threshold. For example, while the Company met its financial targets for fiscal years 2009 through 2011, the Company did not achieve the predetermined financial performance threshold for fiscal year 2008.

        Long-Term Incentive Compensation.    The Company adopted a long-term incentive compensation program (LTIP) in fiscal year 2006. This program consists of granting long-term incentives in the form of restricted stock, stock options and/or cash subject to performance-based vesting, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder value enhancement. The allocation of the awards among these three forms of incentives is determined based on a consideration of accounting and tax factors, along with the Company's cash position and availability of shares for awards.

        The corporate financial and business goals underlying the incentive program are recommended by the Compensation Committee for approval by the Board of Directors (acting through its independent members) for the Chief Executive Officer and the members of the senior staff. These goals include both the financial metrics and business objectives that we believe will result in the growth of long-term stockholder value. A portion of the long-term incentive compensation vests as each of the goals is met. 100% of the award will vest if all of the goals are met within the five year term of the award. If some portion of the goals is not met within the five year term, half of the remaining unvested value of the long-term incentive compensation time vests and the remainder is forfeited at the end of the five year term. We believe that the combination of performance vesting modified by a cliff vesting of only a portion of the award (with the rest being forfeited) achieves a balance of performance incentive and executive retention that serves the best interests of the stockholders.

        Each of the long-term incentive plans initiated in the beginning of each of the fiscal years 2006-2011 calculates the initial value of the award as a percentage of the applicable executive's base salary as follows:

	Value of Award as a Percentage of Base Salary
Position	2006	2007	2008	2009	2010	2011
Chief Executive Officer	100%	200%	400%	400%	400%	400%
Chief Financial Officer	50%	100%	200%	200%	200%	200%
All other senior staff	35%	60%	120%	120%	120%	120%

        Corporate performance goals for vesting of these awards included, for the long-term incentive plan initiated in fiscal year 2006, revenue growth, new product introductions and net operating income, and, for each of the fiscal years commencing with the 2007 fiscal year, revenue growth, new product introductions and return on adjusted net assets over the term of the program. The corporate goals for the long-term incentive plans to date were met within the following time frames:

Incentive Plan Initiated in Fiscal Year Ended	Form of Award	Period of Achievement/Acceleration	Portion of Award Vested
March 2006	Restricted Stock/Options	All goals met in 24 months	100%
March 2007	Restricted Stock/Options	All goals met in 36 months	100%
March 2008	Restricted Stock/Options	Two thirds of goals met in 24 months; remaining one third of goals met in 36 months	100%
March 2009	Restricted Stock/Options/Cash	Two thirds of goals met in 24 months; remaining one third of goals met in 36 months	100	%(3)
March 2010	Restricted Stock/Options	Two thirds of goals met in 24 months(4)	66.67	%(1)
March 2011	Cash	No goals met as of March 2011	0	%(2)

(1)
The remaining one-third of this award may still vest prior to the fiscal year ending March 31, 2014 subject to the Company's achievement of specified objectives, as described above. If specified objectives are not achieved by March 31, 2014, 50% of the remaining awards vest and the remainder are forfeited.

(2)
This award may still vest prior to the fiscal year ending March 31, 2015 subject to the Company's achievement of specified objectives, as described above. If specified objectives are not achieved by March 31, 2015, 50% of the remaining awards vest and the remainder are forfeited.

(3)
One goal was met in fiscal year ended March 31, 2011 for the long-term incentive program initiated in March 2009. This goal related to a predetermined product revenue target.

(4)
Two goals were met in fiscal year ended March 31, 2011 for the long-term incentive program initiated in March 2010. These goals were (1) achieving a predetermined cumulative return on adjusted net assets as defined in the agreement and (2) introduction of a specific predetermined number of additional new products.

        In November 2010, the Compensation Committee approved continuing the long-term incentive program with the same compensation target values for fiscal year 2012, expressed as a percentage of base salary, as the program in fiscal year 2011, as follows:

Position	Value of Award as a Percentage of Base Salary
Chief Executive Officer	400%
Chief Financial Officer	200%
All other senior staff	120%

        Corporate goals for this program include product revenue growth, new product introductions and return on adjusted net assets over the term of the program. The award for this program consists solely of a cash award. The decision to use cash to fund this award was based on the following considerations:

  •
  the use of cash in place of equity decreases the dilution of common stock and therefore improves stockholder value;

  •
  all executives are currently compliant with stock ownership guidelines and therefore retain a substantial alignment with stockholders in the future growth of stockholder value; and

  •
  the Company is in a favorable cash position and it was determined that this method of funding the program is preferred at this time.

        Although the percentage of base salary value of the LTIP award remained the same, the transition to the use of cash instead of equity to fund the Long Term Incentive Plan in fiscal year 2011 appears in the compensation tables as a significant decrease in executive compensation. This is a result of different reporting treatment for cash and equity awards under applicable SEC rules: for performance-based equity awards, the grant-date fair value of the awards is reflected in the Summary Compensation Table based on the probable outcome of the performance condition when the award is made, not when earned, whereas the value of a cash award is reported only when earned. Accordingly, the total compensation for 2011, as reflected in the Summary Compensation Table does not include any amounts relating to the fiscal year 2011 LTIP award, whereas total compensation for 2009 and 2010 includes the value of equity awards granted in connection with LTIP awards made in those years.

        The long-term incentive compensation program contains a "claw-back" provision that reverses the vesting of stock, option or cash awards in the event that the executive breaches obligations under the AS&E Employee Representation, Rights in Data and Non-Compete Agreement. The conditions to the "claw-back" provision have not been triggered to date.

        Stock Ownership Guidelines.    The members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and other members of the senior staff (who directly report to the Chief Executive Officer) are expected to build and maintain a personal portfolio of the Company's common stock according to the following guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	400% (Target based upon cash retainer)
Chief Executive Officer	300%
Chief Financial Officer	100%
Other senior staff	50%

        Members of senior staff are given a four year period and non-employee Directors are given a five year period, measured from their date of hire, initial service on the Board of Directors, or increase in compensation, as applicable, to achieve these targets. All members of senior staff and the Board of Directors were in compliance with these guidelines at March 31, 2011.

        Change in Control and Severance Benefits.    To ensure that our compensation package remains competitive with industry practice and that the incentives of the executives are further aligned with the best interests of the stockholders in the event of a change in control of the Company, the Company provides change in control and severance benefits to each of its executive officers. These benefits are governed by an employment agreement in the case of our Chief Executive Officer and by a change in control and severance benefit agreement, which we refer to below as the CIC agreement, for each of our other named executive officers. A more detailed description of these agreements is included in the section below entitled "Employment, Change in Control and Severance Agreements." For additional information on potential payments to named executive officers in the event of a change in control, please see below in the section entitled "Potential Payments upon Termination or Change in Control."

        In summary, these agreements have provided for the following benefits since they were originally adopted in February 1998 in the case of the Chief Executive Officer's employment agreement and in November 2005 in the case of the CIC agreement that applies to all other named executive officers, each of which must provide a release of claims in connection with payment:

	Chief Executive Officer	Other Named Executive Officers
Termination outside of a Change in Control	2X current annualized salary and target bonus; continued medical and life insurance for up to 18 months; pro rata same year bonus	1X current annualized base salary
Termination following a Change in Control	2.9X current annualized salary and target bonus; continued medical and life insurance for up to 36 months; pro rata same year bonus	2X current annualized salary plus target bonus plus full vesting of all options and restricted stock then held by the executive
Change in Control (regardless of Termination)	Full vesting of all options and restricted stock held by the executive if such awards are not assumed or replaced upon a change in control	Full vesting of all options and restricted stock held by the executive if such awards are not assumed or replaced upon a change in control
Change in Control Protection Period	24 months following a change in control	24 months following a change in control

        In April 2011, the Compensation Committee approved revisions to the employment agreement and to the CIC agreements. The revised agreements contain terms substantially similar to those previously in place. The principal amendments to the agreements are noted below.

        The agreements were revised to contain the change in control definition that the Compensation Committee approved in 2010 for all new agreements, which is generally more restrictive than the definition in the prior versions of these agreements. Because the revised definition requires an actual change in control rather than stockholder approval of a forthcoming merger or consolidation, the revised agreements provide that if the employment of an executive is terminated without cause between stockholder approval of merger or consolidation and the actual closing of the transaction (and the closing or another transaction with the same acquirer occurs within 12 months), his or her severance and benefits will increase to the previously disclosed change in control level contingent on and beginning with the actual closing. Because the Company has moved to cash-based awards in some instances in which it used stock-based awards when the agreements were entered into or last amended, the revised agreements provide for similar treatment of stock- and cash-based awards (other than cash-based awards used to satisfy the annual bonus requirement). The revised agreements continue to provide for a cutback in payments and benefits if doing so in connection with a change in control would leave an executive in a better position net of parachute taxes, but now clarify the order in which such cutback would apply and the application of the cutback. Both revised agreements also provide that any severance or post-employment compensation protection will survive a termination or non-extension of such agreement, unless the executive agrees otherwise, and that the two-year post-change in control protection period cannot be cut short by termination or non-extension of such agreement, absent the executive's consent or an employment termination or resignation that does not qualify him or her for severance and benefits. Payment and release of claims timing have been made more explicit in accordance with Section 409A of the Internal Revenue Code of 1986.

        Additional changes to Mr. Fabiano's employment agreement primarily reflect previously disclosed changes in compensation or revisions in light of changed legal interpretations, particularly under Section 409A. The term of Mr. Fabiano's contract, absent evergreen renewals, was extended to April 28, 2014, two years beyond its prior expiration date.

        The term of the revised CIC agreement, absent evergreen renewals, was extended by less than two years to March 31, 2013. The revised CIC agreement also clarifies which definitions relate solely to a change in control and which to any termination without "cause" or resignation for "good reason" as defined in the revised CIC agreement, with the effect of limiting certain definitions and benefits to occurrences after or in connection with a change in control. The "good reason" definition has also been revised to provide time limits during which the executive must give notice and must resign if the "good reason" is not cured by the Company. Indemnification for legal expenses now applies to the extent that a covered executive prevails on any material issue raised in an indemnifiable action. The definition of "former client" has been modified to enhance enforceability of the nonsolicitation provisions.

Perquisites

        The Company provides to members of its senior staff an annual executive physical and executive life insurance. Additional perquisites, in the form of reimbursement for executive club membership dues and financial planning and tax preparation expenses, along with supplemental long-term disability benefits, are provided to our Chief Executive Officer under his employment agreement with the Company. Mr. Fabiano's employment agreement also provided for the reimbursement of his reasonable legal fees incurred in connection with the recent revision to his agreement. In addition, in May 2008, the Board of Directors, acting through its independent directors, approved for Mr. Fabiano, in lieu of the customary vacation accrual, a non-cash five week vacation allotment, awarded at the beginning of each calendar year, with no carry-over of any unused vacation time to the following year. The total value of these perquisites for each member of the senior staff other than Mr. Fabiano does not exceed $10,000. Additional information about Mr. Fabiano's perquisites is set forth in the Summary Compensation Table.

Relationship of each Compensation Element

        The contribution of each of the executive compensation program and its relationship to other elements is discussed below.

        Base salary.    Base salaries are designed to retain key executive officers by being competitive, but are not considered to be the primary means of recognizing performance. Incentive programs are expressed as a percentage of the executive's base salary. A significant portion of the executive's total compensation is contingent upon achieving predetermined annual and multi-year performance goals. The high degree of leverage of these programs is both a reinforcement of our pay-for-performance philosophy and a strong incentive for the executive.

        Annual incentive program.    The goals associated with this annual pay-for-performance bonus program ensure that the executives are focused on continually improving the near-term financial and operational basis of the Company necessary for continued growth. This program is 100% contingent on financial performance in that, if predetermined financial goals are not met, the program does not pay out.

        Long-term incentive program.    The combination of the performance-vesting and cliff-vesting features of this award reinforces both our pay-for-performance objectives and long-term retention of key executives.

        Risk.    The Compensation Committee believes that the elements of the Company's executive compensation program provide an appropriate combination of short and long-term pay-for-performance balanced by stabilizing base salary and retention components. Financial metrics are measured by audited financial results, where appropriate. Taken as a whole, we believe there is adequate protection from undue risk of perverse incentive from these compensation programs.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a Company's chief executive officer and its other three officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations and current outstanding cash and equity awards do not qualify as performance-based compensation.

Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis as required by the applicable securities regulations with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report.

        Report Submitted By: Mr. Denis Brown (Chairman), Dr. Mark Thompson and Mr. Carl Vogt

Summary Compensation Table

        The table below shows the annual compensation of our Named Executive Officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total Compensation ($)
Anthony R. Fabiano	2011	579,000	—	—	950,000	47,000	1,576,000
President and Chief	2010	545,000	1,966,000	218,000	1,194,000	51,000	3,974.000
Executive Officer	2009	515,000	1,123,000	125,000	663,000	47,000	2,473,000
Kenneth A. Breur	2011	261,000	—	—	178,000	11,000	450,000
Senior Vice President,	2010	249,000	270,000	30,000	213,000	8,000	770,000
Advanced	2009	225,000	135,000	15,000	140,000	6,000	521,000
Development and
Logistics
Joseph Callerame	2011	258,000	—	—	182,000	10,000	450,000
Senior Vice President,	2010	246,000	266,000	30,000	206,000	10,000	758,000
Science and	2009	235,000	154,000	17,000	134,000	6,000	547,000
Technology
Kenneth J. Galaznik	2011	307,000	—	—	294,000	8,000	609,000
Senior Vice President,	2010	282,000	509,000	56,000	344,000	7,000	1,198,000
Chief Financial	2009	261,000	283,000	31,000	188,000	8,000	771,000
Officer and
Treasurer
Robert G. Postle	2011	307,000	—	—	276,000	8,000	591,000
Senior Vice President,	2010	282,000	305,000	34,000	299,000	7,000	927,000
Worldwide Sales	2009	255,000	169,000	19,000	205,000	1,000	649,000
and Marketing

(1)
Non-Equity Incentive Plan Compensation represents incentive compensation earned for the indicated fiscal year under the Company's performance-based annual bonus compensation program and for fiscal year 2011 and 2010 under the Company's performance-based long-term incentive compensation program. For additional information on these programs, please see the section herein named "Compensation Discussion and Analysis—Executive Compensation Program."

(2)
The Stock Awards column represents the grant date fair value of restricted stock awarded during the fiscal year indicated, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC" 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on June 9, 2011. Note that in fiscal year 2011, the Board of Directors granted exclusively a cash award for its long-term incentive compensation, therefore there were no stock awards granted in fiscal year 2011. This cash award will be reflected in the Summary Compensation Table in the year in which this award is earned.

(3)
The Option Awards column represents the grant date fair value of stock options granted during the fiscal year indicated, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual

  Report on Form 10-K for fiscal year 2011 filed with the SEC on June 9, 2011. Note that in fiscal year 2011, the Board of Directors granted exclusively a cash award for its long-term incentive compensation, therefore there were no option awards granted in fiscal year 2011. This cash award will be reflected in the Summary Compensation Table in the year in which this award is earned.

(4)
All Other Compensation includes payments by the Company for life insurance premiums, matching contributions to the employee's 401(k) account, costs for annual physical examination for Mr. Fabiano, costs for financial planning and tax preparation for Mr. Fabiano, and $22,000 for annual membership dues for Mr. Fabiano for certain business organizations.

Grants of Plan-Based Awards in Fiscal Year 2011

        The following table provides information on all plan-based awards granted in the fiscal year ended March 31, 2011 to the Named Executive Officers. As noted above, in fiscal year 2011, the Compensation Committee of the Board of Directors, in light of the Company's cash position, opted to utilize a 100% cash award for its long-term incentive plan compensation.

		Estimated possible payouts under non-equity incentive plan awards
Name	Grant Date	Threshold $	Target $	Maximum $
Anthony R. Fabiano	(1)	$290,000	$579,000	$1,158,000
	(2)	$1,161,000	$2,321,000	$2,321,000
Kenneth A. Breur	(1)	$66,000	$131,000	$262,000
	(2)	$157,000	$314,000	$314,000
Joseph Callerame	(1)	$65,000	$129,000	$258,000
	(2)	$155,000	$310,000	$310,000
Kenneth J. Galaznik	(1)	$100,000	$200,000	$400,000
	(2)	$308,000	$616,000	$616,000
Robert G. Postle	(1)	$100,000	$199,000	$398,000
	(2)	$178,000	$355,000	$355,000

(1)
Amounts shown are estimated possible payouts for fiscal year 2011 for the Named Executive Officers under the performance-based annual bonus compensation program. Threshold amounts represent the minimum amount that could be earned for meeting the minimum operating income metrics. Target amounts are based on a percentage of the individual's 2011 base salary as outlined in the Compensation Discussion and Analysis above. Maximum amounts are based on 200% of the applicable Named Executive Officers' Target amount for fiscal year 2011and represent the maximum payout under the program. Actual amounts received for fiscal year 2011 are included in the Summary Compensation Table above in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Amounts shown represent the value of cash awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target and Maximum amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above. No portion of this cash award was earned in fiscal year 2011 as no performance objectives related to this award were achieved during the current year.

Outstanding Equity Awards at 2011 Fiscal Year End

        The following table sets forth information regarding the number of equity awards held by the Named Executive Officers at March 31, 2011.

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Equity Incentive Plans: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plans: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(8)
Anthony R. Fabiano	2,797	(2)	—	—		$53.55	11/1/05	11/1/15
	3,734	(3)	—	—		$52.82	6/20/06	6/20/16
	7,789	(4)	—	—		$61.45	8/15/07	8/15/17
	1,258	(4)	—	—		$60.66	9/14/07	9/14/17
	5,860	(5)	—	—		$51.56	6/12/08	6/12/18
	5,831	(6)	—	2,915	(7)	$61.40	5/15/09	5/15/19	10,671	(7)	$986,000
Kenneth A. Breur	235	(5)	—	—		$51.56	6/12/08	6/12/18
	801	(6)	—	401	(7)	$61.40	5/15/09	5/15/19	1,467	(7)	$135,000
Joseph Callerame	11,500	(1)	—	—		$39.06	12/2/04	12/2/14
	481	(2)	—	—		$53.55	11/1/05	11/1/15
	1,076	(4)	—	—		$61.45	8/15/07	8/15/17
	173	(4)	—	—		$60.66	9/14/07	9/14/17
	802	(5)	—	—		$51.56	6/12/08	6/12/18
	791	(6)	—	395	(7)	$61.40	5/15/09	5/15/19	1,447	(7)	$134,000
Kenneth J. Galaznik	673	(2)	—	—		$53.55	11/1/05	11/1/15
	1,027	(3)	—	—		$52.82	6/20/06	6/20/16
	1,793	(4)	—	—		$61.45	8/15/07	8/15/17
	289	(4)	—	—		$60.66	9/14/07	9/14/17
	1,474	(5)	—	—		$51.56	6/12/08	6/12/18
	1,509	(6)	—	754	(7)	$61.40	5/15/09	5/15/19	2,761	(7)	$255,000
Robert G. Postle	535	(2)	—	—		$53.55	11/1/05	11/1/15
	630	(3)	—	—		$52.82	6/20/06	6/20/16
	1,111	(4)	—	—		$61.45	8/15/07	8/15/17
	179	(4)	—	—		$60.66	9/14/07	9/14/17
	884	(5)	—	—		$51.56	6/12/08	6/12/18
	905	(6)	—	453	(7)	$61.40	5/15/09	5/15/19	1,656	(7)	$153,000

(1)
Original grant of 13,500 options vested in three annual installments from date of grant.

(2)
Options were originally granted as part of a performance-based award, which vested 3/31/07 upon achievement of performance goals.

(3)
Options were originally granted as part of performance-based awards, which vested 3/31/09 upon achievement of performance goals.

(4)
Options are part of performance-based awards, one-third of which vested 3/31/09 and two-thirds of which vested 3/31/10 upon achievement of performance goals.

(5)
Options are part of performance-based awards, two-thirds of which vested 3/31/10 and one-third of which vested 3/31/11 upon achievement of performance goals.

(6)
Options are part of performance-based awards, two-thirds of which vested 3/31/11 upon achievement of performance goals.

(7)
Awards vest upon attainment of performance-based goals over a five year period. If performance goals are not met within the five year period, 50% of unvested shares subject to the awards vest at that time. The figures above are based upon the assumption that all performance goals will be met, and therefore all shares subject to the awards will vest within the five year period.

(8)
Market value of stock awards is calculated by multiplying the closing price of the Company's common stock on March 31, 2011, the last day of the Company's fiscal year 2011, by the number of shares of stock constituting the award.

Option Exercises and Stock Vested in Fiscal Year 2011

        The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised and restricted stock awards vested during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Anthony R. Fabiano	—	$—	28,604	$2,642,000
Kenneth A. Breur	2,115	$54,000	3,805	$351,000
Joseph Callerame	12,630	$892,000	3,886	$359,000
Kenneth J. Galaznik	—	$—	7,749	$711,000
Robert G. Postle	9,000	$390,000	4,408	$407,000

(1)
The amounts shown in this column represent the difference between the option exercise price and the closing market price on the date of exercise.

(2)
The amounts shown in this column represent the number of shares vesting multiplied by the closing market price on the date of vesting.

Employment, Change in Control and Severance Agreements

        The Company and its President and Chief Executive Officer, Anthony Fabiano, are parties to an employment agreement (the "Agreement") that was originally entered into on February 7, 2008 and was amended effective June 1, 2011. Under the terms of the Agreement, the Company is employing Mr. Fabiano through April 28, 2014, and which will automatically renew for successive one-year terms, unless either the Company or Mr. Fabiano provides written notice that the Agreement shall not be renewed at least three months prior to the expiration of the then-current term. Mr. Fabiano's annual base salary under the Agreement is $603,512, subject to increase as determined by the Board of Directors (acting through its independent directors). Mr. Fabiano is also eligible to participate in the Company's long-term incentive programs, in accordance with the terms thereof, on a basis at least as favorable as other senior executives of the Company. Additionally, Mr. Fabiano is eligible for an annual cash bonus with a target amount of 100% of his base salary and a maximum amount of 200% of his base salary. The amount paid is determined based upon objective performance metrics set by the Board of Directors. In addition to participating in the Company's employee benefit plans, Mr. Fabiano receives certain additional life insurance and supplemental long-term disability insurance benefits. The Company also reimburses Mr. Fabiano each year for the costs of an executive physical examination, up to $7,500 of financial planning and tax preparation expenses, and membership dues for two executive membership organizations, subject to reasonable substantiation and documentation. The agreement also obligates the Company to provide Mr. Fabiano with any other perquisites on a basis that is no less favorable than provided to other similarly situated senior level executives of the Company.

        The Agreement also provides Mr. Fabiano with severance benefits if his employment is terminated under certain circumstances. Specifically, in the event the Company terminates Mr. Fabiano's employment without "cause" or if Mr. Fabiano resigns from his employment for "good reason", he is entitled to receive his pro rata bonus for the fiscal year in which the termination occurred, a lump sum payment equal to two times the sum of his base salary and target bonus in the year of termination and the Company will continue to pay the premium cost of medical and dental insurance and provide certain life insurance benefits for up to 18 months. If Mr. Fabiano's employment terminates by reason of his death, he is entitled to a lump sum payment equal to two times the average of his last three years of base salary, a pro rata bonus for the fiscal year in which death occurs and the Company will continue to pay the premium cost of medical and dental insurance for his eligible dependents for up to 18 months. If Mr. Fabiano's employment terminates by reason of his disability, the Company will pay his pro rata bonus for the fiscal year in which disability occurred and will continue to pay the premium cost of medical and dental insurance for up to 18 months and provide certain life insurance benefits for 18 months. For each of the above scenarios, any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted to the extent provided in the respective agreements under which such awards were issued.

        Mr. Fabiano is also entitled to receive change in control benefits if the Company terminates his employment without "cause" or he terminates his employment for "good reason" within two years following a change in control of the Company. In that instance, Mr. Fabiano would be entitled to receive his pro rata bonus for the fiscal year in which termination occurs, a lump sum payment equal to 2.9 times the sum of his base salary and target bonus in the year of termination, and the Company will continue to pay the premium cost of continued medical and dental insurance and provide certain life insurance benefits for three years. In addition, all of Mr. Fabiano's outstanding and unvested stock-based awards shall immediately become vested and exercisable or have the restrictions lifted and any cash-based awards that are not being used to provide a bonus under the Agreement shall immediately become vested and payable, notwithstanding the terms of the respective agreements under which they were issued. In the event that any of Mr. Fabiano's stock-based awards are not assumed or replaced upon a change in control of the Company, all such awards that are unvested shall become vested and exercisable or have the restrictions lifted immediately prior to the change in control, regardless of whether or not Mr. Fabiano's employment has been terminated. If Mr. Fabiano's employment is terminated without cause between stockholder approval of a merger or consolidation and the actual closing of the transaction (and the closing or another transaction with the same acquirer occurs within 12 months), his severance and benefits will increase to the previously disclosed change in control level contingent on and beginning with the actual closing. Any severance or post-employment compensation protection will survive a termination or non-extension of the Agreement, unless Mr. Fabiano agrees otherwise, and that the two-year post-change in control protection period cannot be cut short by termination or non-extension of such agreement, absent Mr. Fabiano's consent or an employment termination or resignation that does not qualify him for severance and benefits. The change in control benefits may be reduced as necessary to minimize imposition of any tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

        For purposes of Mr. Fabiano's employment agreement, the following, as determined by the Board in its reasonable judgment, shall constitute "cause" for termination:

  •
  Mr. Fabiano's breach of fiduciary duty;

  •
  Mr. Fabiano's failure to perform (other than by reason of disability), or gross neglect in the performance of, his duties and responsibilities to the Company or any of its affiliates, which failure or neglect, if susceptible of cure, remains uncured or continues or recurs after fifteen (15) business days' written notice from the Company specifying in reasonable detail the nature of such failure or neglect;

  •
  material breach by Mr. Fabiano of any provision of the employment agreement or any other agreement with the Company or any of its affiliates, which breach, if susceptible to cure, remains uncured or continues or recurs after fifteen (15) business days' written notice from the Company specifying in reasonable detail the nature of the breach;

  •
  fraud or embezzlement or other dishonesty with respect to the Company or any of its affiliates; or

  •
  conviction of a felony or any crime involving moral turpitude under any applicable law.

        In addition, for purposes of Mr. Fabiano's employment agreement, "good reason" has the meaning set forth below under the heading "Potential Payments upon Termination or Change in Control."

        All severance benefits, other than those paid in the event of termination by reason of Mr. Fabiano's death, are conditioned upon his signing a release of claims and complying with certain non-disparagement obligations. All severance benefits will be paid in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

        Mr. Fabiano is required to protect the secrecy of the Company's confidential information. Further, the agreement contains an assignment of rights to intellectual property provision, as well as non-competition and employee and customer non-solicitation obligations extending for the duration of employment and for one year after his employment terminates, unless Mr. Fabiano's employment is terminated by the Company without cause or he resigns for good reason within two years following a change in control.

        Other Named Executive Officers do not have employment agreements, but are covered by a change in control and severance benefit agreement, discussed in the section named "Potential Payments upon Termination or Change in Control."

Potential Payments upon Termination or Change in Control

Termination Following a Change in Control

        With respect to Mr. Fabiano, pursuant to the terms of his employment agreement if Mr. Fabiano is terminated or leaves the Company for "good reason", as defined in his employment agreement, within two years following a change in control of the Company, Mr. Fabiano will be eligible to receive (A) a pro rata bonus for the fiscal year in which the termination occurs calculated based on his target bonus for such year under the Company's performance-based annual bonus compensation program and the number of days in such year that Mr. Fabiano was employed, (B) a payment equal to 2.9 times the sum of his then-current annualized base salary plus his annual target bonus, (C) the payment or continuation of health benefits and life insurance coverage for up to three years and (D) the vesting of all options and restricted stock then held by Mr. Fabiano. Mr. Fabiano's employment agreement defines "good reason" as:

  •
  any action by the Company which results in a diminution of Mr. Fabiano's position, titles, reporting relationship, authority, duties or responsibilities, subject to certain specified exceptions;

  •
  a diminution in Mr. Fabiano's rate of annual base salary or bonus opportunity;

  •
  the Company's requiring Mr. Fabiano to be based in any office or location that is more than twenty-five (25) miles from his then-current base office or work location, unless the new location is closer to his residence; or

  •
  any other action or inaction that constitutes a material breach of his employment agreement by the Company.

        In addition, if Mr. Fabiano's employment is terminated without cause between shareholder approval of a merger or consolidation and the actual closing of the transaction (and the closing or another transaction with the same acquirer occurs within 12 months), his severance and benefits will increase to the previously disclosed change in control level contingent on and beginning with the actual closing.

        With respect to the other Named Executive Officers, pursuant to the terms of their change in control and severance benefits agreements, if a designated executive is terminated or leaves the Company for good reason as defined in the change in control and severance benefits agreement, within two years following a change in control of the Company, such executive will be eligible to receive (A) a payment equal to two times such executive's then-current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for up to 18 months and (C) the vesting of all options and restricted stock then held by the executive. The change in control and severance benefits agreements define "good reason" as:

  •
  any action by the Company which results in a material adverse change in position, title, reporting relationship, authority, duties or responsibilities of the executive, subject to certain specified exceptions;

  •
  a reduction in the executive's annual base salary, or adverse change in bonus opportunity;

  •
  following a change in control, the Company's failure to provide long-term incentive opportunities or certain benefit opportunities, each subject to certain specified exceptions; or

  •
  the Company's requiring the executive to be based in any office or location that is more than twenty-five (25) miles from his or her then-current base office or work location, unless the new location is closer to his or her residence.

        In addition, if a designated employee's employment is terminated without cause between shareholder approval of a merger or consolidation and the actual closing of the transaction (and the closing or another transaction with the same acquirer occurs within 12 months), his or her severance and benefits will increase to the previously disclosed change in control level contingent on and beginning with the actual closing.

        Both Mr. Fabiano's employment agreement and the change in control and severance benefits agreements define a "change in control" as the occurrence of any of the following:

  •
  any person, other than the Company or an affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Securities Exchange Act of 1934), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

  •
  consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the closing of a sale or other disposition by the Company of all, or substantially all, of the assets of the Company;

  •
  incumbent directors cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date of the respective agreements and whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors shall be treated as an incumbent director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

  •
  a complete liquidation or dissolution of the Company.

        A change in control must also constitute a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

        The foregoing definitions are summaries and are qualified in their entirety by the definitions that appear in the full agreements to which they relate.

        Estimated amounts payable in the event of termination following a change in control are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Anthony R. Fabiano	$5,898,000	$1,076,000
Kenneth A. Breur	$1,100,000	$148,000
Joseph Callerame	$1,154,000	$146,000
Kenneth J. Galaznik	$1,713,000	$278,000
Robert G. Postle	$1,534,000	$167,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using salary currently in effect;

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates;

d.
For Mr. Fabiano, life insurance premiums of $5,000 annually; and

e.
Value of current non-vested cash award under the long-term incentive plans.

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2011, the last day of the Company's fiscal year 2011.

(3)
Assumes stock price of $92.36, which was the closing price of our stock on March 31, 2011, the last trading day of the Company's fiscal year.

Change in Control without Regard to Termination

        Under Mr. Fabiano's employment agreement and the change in control and severance benefits agreements for the other senior executives, if a change in control occurs and the applicable executive's stock-based awards are not assumed or replaced in connection with such change in control, all then-unvested options and restricted stock and cash-based long-term incentive awards held by such executive shall immediately be vested or have any restrictions lifted, regardless of any termination of employment.

        Estimated amounts payable in the event of a change in control, in which the applicable executive's stock-based or cash based long-term incentive plan awards are not assumed or replaced, without regard to any termination of employment, are as follows:

Name	Value of Accelerated Cash-Based LTIP Award(1)	Value of Accelerated Equity-Based LTIP Award(2)
Anthony R. Fabiano	$2,321,000	$1,076,000
Kenneth A. Breur	$314,000	$148,000
Joseph Callerame	$310,000	$146,000
Kenneth J. Galaznik	$616,000	$278,000
Robert G. Postle	$355,000	$167,000

(1)
Value of current non-vested cash award under the long-term incentive plans.

(2)
Assumes stock price of $92.36, which was the closing price of our stock on March 31, 2011, the last trading day of the Company's fiscal year.

Termination Outside of a Change in Control

        Termination without Cause or Departure for Good Reason.    In the event Mr. Fabiano is terminated by the Company without cause or leaves the Company for good reason, he will be eligible to receive (A) a pro rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed, (B) a payment equal to two times the sum of his then-current annualized base salary and target bonus and (C) the payment or continuation of health benefits and life insurance coverage for 18 months. Any of Mr. Fabiano's outstanding and unvested stock and cash-based long-term incentive compensation awards shall become vested and exercisable or have the restrictions lifted to the extent provided in the respective agreements under which such awards were issued.

        In the event a designated Named Executive Officer other than Mr. Fabiano is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to one times such executive's then-current annualized base salary and (B) the payment or continuation of health benefits for up to one year.

        Estimated amounts payable in cash in the event of a termination without case or departure for good reason are as follows:

Name	Termination without Cause or Departure for Good Reason(1)
Anthony R. Fabiano	$2,452,000
Kenneth A. Breur	$272,000
Joseph Callerame	$292,000
Kenneth J. Galaznik	$344,000
Robert G. Postle	$368,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using salary currently in effect

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates;

d.
For Mr. Fabiano, life insurance premiums of $5,000 annually; and

e.
Additionally, all cash payment amounts are calculated assuming termination on last day of fiscal year therefore no pro rata bonus payment is included.

        Termination due to Death.    In the event of Mr. Fabiano's death during the term of his employment agreement, his employment will be immediately and automatically terminated and his designated beneficiary or estate will be entitled to receive: (A) a lump-sum payment equal to two times the average of each of the last three years of his base salary; (B) a pro rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed; (C) the payment of health insurance coverage for his dependents for up to 18 months; and (D) any of Mr. Fabiano's outstanding and unvested stock and cash-based long-term incentive awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards issued.

        In the event of the death of a Named Executive Officer, other than Mr. Fabiano, during the term of his or her employment agreement, the executive's employment will be immediately and automatically terminated and his designated beneficiary or estate will be entitled to receive: (A) a payment equal to one times such executive's then-current annualized base salary; (B) the payment or continuation of health benefits for his or her dependents for up to one year; and (C) any of their outstanding and unvested stock and cash-based long-term incentive awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards issued.

        Estimated amounts payable in cash in the event of a termination due to death are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Anthony R. Fabiano	$2,011,000	$717,000
Kenneth A. Breur	$377,000	$99,000
Joseph Callerame	$395,000	$97,000
Kenneth J. Galaznik	$549,000	$186,000
Robert G. Postle	$486,000	$111,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using average salary for last three years for Mr. Fabiano. Base pay using salary currently in effect for other named executive officers;

b.
Cash-based long-term incentive awards become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards issued

c.
Health benefits based on current COBRA rates; and

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2011, the last day of the Company's fiscal year 2011.

(3)
Under terms of long-term incentive award agreements, shares and options shall become vested, and the restrictions lifted, on a prorated basis reflecting the percentage of such shares that was accrued by the Company on its books at the time of the Participant's death. Assumes stock price of $92.36, which was the closing price of our stock on March 31, 2011, the last trading day of the Company's fiscal year.

        Termination due to Disability.    In the event Mr. Fabiano's employment is terminated due to disability, he will be entitled to receive (A) a pro rata bonus for the fiscal year in which the termination occurs calculated based on the target bonus for such year and the number of days in such year that Mr. Fabiano was employed and (B) the payment or continuation of health benefits and life insurance coverage for up to 18 months. Any of Mr. Fabiano's outstanding and unvested stock-based awards shall become vested and exercisable or have the restrictions lifted pursuant to the respective agreements under which such awards were issued.

        Estimated amounts payable in cash in the event of a termination due to disability are as follows:

Name	Termination due to Disability(1)
Anthony R. Fabiano	$38,000
Kenneth A. Breur	—
Joseph Callerame	—
Kenneth J. Galaznik	—
Robert G. Postle	—

(1)
Cash payment amounts are based on the following components:

a.
Health benefits based on current COBRA rates; and

  b.
  For Mr. Fabiano, life insurance premiums of $5,000 annually.

  c.
  Additionally, all cash payment amounts are calculated assuming termination on the last day of the fiscal year therefore no pro rata bonus payment is included.

        Conditions to or Limitations on Payment.    The entitlement of each of the Named Executive Officers to the benefits described in this section (other than death benefits in the case of Mr. Fabiano) is conditioned on his or her signing a release of claims against the Company and his or her refraining from making disparaging statements about the Company and its affiliates. Mr. Fabiano's employment agreement and the change in control and severance agreements also contain provisions requiring Mr. Fabiano and the other Named Executive Officers, as applicable, to comply with certain non-competition and non-solicitation restrictions for a period of time after termination of employment. In addition, these agreements provide that payment of benefits may be subject to certain limitations and restrictions imposed by Section 409A of the Code, as amended, and, in the case of a change in control, a reduction in order to avoid the application of the parachute excise tax under Section 4999 of the Code.

Compensation of Directors

        Directors who are also employees of the Company do not receive additional compensation as directors. On September 13, 2007, the Board of Directors approved the 2007 Non-employee Board of Directors Compensation Plan. This plan provided for all non-employee directors to receive compensation in the form of cash, restricted stock and non-qualified stock option awards for their Board and Committee memberships. The non-qualified stock option awards were granted annually in September and had a one year vesting period. The restricted stock awards were granted annually on January 10th and vested on a pro rata basis on service time performed over a one-year period. The breakdown of the compensation under this plan was as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$30,000	$6,000	$4,000	$2,000
Additional cash retainer—Chairman	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$30,000 worth of shares(1)	—	—	—
Additional stock awards—Chairman	$15,000 worth of shares(1)	—	—	—
Non-qualified stock options	7,000 options	—	—	—
Additional option awards—Chairman	3,000 options	—	—	—

(1)
Number of shares granted is determined by dividing dollars indicated by the closing price of the Company's common stock on the date of grant (or the nearest trading day prior to the date of grant, in the event the date of grant is not a trading day).

        On June 1, 2011, the Board of Directors amended this compensation plan effective September 8, 2011, the beginning of the next Board of Directors' annual term. Under the amended plan all non-employee directors will receive compensation in the form of an annual cash retainer, paid quarterly in advance, and restricted stock awards granted annually on the annual meeting date and vesting in twelve monthly increments over a one-year period. The previous plan had included a component of stock options, which the Board of Directors decided to replace with a fixed value restricted stock award, in order to alleviate the variability of the annual cost of non-employee director compensation to the Company.

        The breakdown of the compensation to be awarded under this amended plan will be as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$33,000	$6,000	$4,000	$2,000
Additional cash retainer—Chairman	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$110,000 worth of shares(1)	—	—	—
Additional stock awards—Chairman	$55,000 worth of shares(1)	—	—	—

(1)
Number of shares granted is determined by dividing dollars indicated by the closing price of the Company's common stock on the date of grant (or the nearest trading day prior to the date of grant, in the event the date of grant is not a trading day).

        The following table reflects compensation awarded to non-employee directors in fiscal year 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Denis R. Brown	53,000	45,000	261,000	359,000
John A. Gordon	32,000	30,000	183,000	245,000
Hamilton W. Helmer	42,000	30,000	183,000	255,000
Don R. Kania(1)	40,000	58,000	296,000	394,000
Ernest J. Moniz	33,000	30,000	183,000	246,000
Mark S. Thompson	40,000	30,000	183,000	253,000
Carl W. Vogt	37,000	30,000	183,000	250,000

(1)
Includes compensation for Board term year ended September 8, 2010. Dr. Kania joined the Board in February 2010.

(2)
The Stock Awards column represents the fair value of restricted stock awarded during fiscal year 2011, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on June 9, 2011. The weighted average fair value of Stock Awards granted in fiscal year 2011 to non-employee directors was $84.01 per share.

(3)
The Option Awards column represents the fair value of stock options granted during fiscal year 2011, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on June 9, 2011. The fair value of Option Awards granted in fiscal year 2011 to non-employee directors was $26.21 per share.

        The following table sets forth the number of stock awards and the aggregate number of options awards outstanding for each non-employee director as of March 31, 2011, the last day of the Company's fiscal year:

	Number of Stock Option Awards Outstanding	Number of Unvested Restricted Stock Awards Outstanding
Denis R. Brown	44,858	441
John A. Gordon	19,296	294
Hamilton W. Helmer	42,000	294
Don R. Kania	11,181	294
Ernest J. Moniz	42,000	294
Mark S. Thompson	7,000	294
Carl W. Vogt	42,000	294

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2011, the Company's Compensation Committee consisted of Mr. Denis Brown, Mr. Carl Vogt and Dr. Mark Thompson (since May of 2010). None of the Compensation Committee's current members has at any time been an officer or employee of the Company. None of the Company's executive officers serve or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company's Board or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

        The Company has adopted a policy that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the applicable securities regulations and NASDAQ Stock Market Listing Rules. Current securities regulations define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than five percent of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than five percent of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a five percent or greater beneficial ownership interest.

        In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of officer and directors, including conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Likewise, under the Code of Business Conduct and Ethics, the knowing failure of an employee, officer or director to disclose conflicts of interest can subject such individual to disciplinary action, including dismissal or removal from office.

Certain Relationships and Related Party Transactions

        There was no related party transactions during fiscal year 2011 required to be reported pursuant to this item.

 PROPOSAL NO. 2

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the "Dodd-Frank Act"), our stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company's Named Executives, as disclosed in this proxy statement. Pursuant to Section 14A of the Exchange Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

        We urge you to consider the various matters regarding our executive compensation program as described more fully in the Compensation Discussion and Analysis section of this proxy statement. The Company's executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve annual and long-term performance goals necessary to create long-term stockholder value. The program is balanced and designed to align executive compensation with long-term stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

        We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The compensation of our Named Executives varies depending on the achievement of pre-established performance goals, both individual and corporate. The Board's oversight and governance of the program further ensures that management incentives do not promote or reward undue risk. Some of the elements of the plan that support these objectives are:

  •
  The structure of both the performance-based annual bonus compensation and long-term incentive compensation programs are reviewed annually by the Compensation Committee of the Board of Directors to ensure that the incentives are competitive with the marketplace, support tactical and strategic business objectives and align with the actions appropriate to build long-term stockholder value;

  •
  Base salaries are designed to retain key executive officers by being competitive but are not considered to be the primary means of recognizing performance;

  •
  A significant portion of executive compensation is performance based and dependent upon meeting financial and operational goals. The goals are balanced between short and long-term objectives which balances the risk of optimizing short-term accomplishments at the expense of building long-term value;

  •
  Executive goals do not include any specific targets for stock price. We believe that the short-term price of a share of the Company's stock is not a good measure of building long-term stockholder value and would increase risk to the program; and

  •
  Stock ownership guidelines ensure that executives have a meaningful ownership interest in the Company.

        For the reasons discussed above, the Board of Directors unanimously recommends that the stockholders vote in favor of the following resolution:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Stockholders."

        The Board of Directors unanimously recommends a vote FOR this Proposal No. 2 approving an advisory resolution related to executive compensation.

 PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES RELATED
TO EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Act, our stockholders are entitled to vote at the Annual Meeting regarding whether the stockholder advisory vote to approve the compensation of the Named Executives should occur every one, two or three years. Stockholders also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

        The Board of Directors has determined that an advisory stockholder vote on executive compensation every year is the best approach for the Company and its stockholders at this time. We believe that an annual vote will maximize stockholder input to, and communication with, the Board about compensation matters. As an on-going and critical part of our business we believe that timely information is helpful in communicating to our stockholders changes to the compensation plans that occur from time to time. Further, an annual vote will be more helpful to the Board of Directors in interpreting the meaning of a say-on-pay vote than when the vote is not held each year. Finally, we believe, based on results from stockholder voting on this issue at other companies, the Board of Directors' recommendation reflects the preference of the majority of stockholders.

        The Board of Directors unanimously recommends a vote for future advisory votes on executive compensation to occur every year.

 PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected McGladrey & Pullen, LLP ("McGladrey"), an independent registered public accounting firm, to serve as independent registered public accountants for the Company for fiscal year 2012.

        On July 21, 2010, the Company was notified that effective July 20, 2010, McGladrey had acquired certain assets of Caturano and Company, Inc. ("Caturano"), the Company's prior independent registered public accountant, and substantially all of the officers and employees of Caturano had joined McGladrey. As a result, on and effective August 5, 2010, Caturano resigned as the independent registered public accounting firm for the Company and McGladrey was appointed by the Company as its new independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

        The audit reports of Caturano on the consolidated financial statements of the Company for the fiscal years ended March 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended March 31, 2009 and 2010 and through the date of this proxy statement, there were no disagreements between the Company and Caturano on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano would have caused it to make reference thereto in its reports on the Company's financial statements for such years.

        See our Form 8-K dated July 20, 2010 and filed with the SEC on July 26, 2010, and further amended on August 5, 2010, the exhibit to which is a copy of Caturano's letter addressed to the SEC stating that it agrees with the Company's statements above.

        Even if the selection of McGladrey is ratified, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such appointment would be in the best interests of the Company and its stockholders.

        Representatives of McGladrey are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountants Fees and Services

Audit Fees

        McGladrey and Caturano, in total, billed us an aggregate of approximately $293,000 in fees ($247,000 for McGladrey and $46,000 for Caturano) for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2011. Caturano, in total, billed us an aggregate of approximately $370,000 in fees for professional services rendered in connection with the audit of our financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2010.

Tax Fees

        McGladrey and Caturano, in total, billed us an aggregate of approximately $191,000 ($171,000 for McGladrey and $20,000 for Caturano) for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2011. Caturano, in total, billed us an aggregate of approximately $115,000 for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2010.

All Other Fees

        McGladrey and Caturano, in total, billed us an aggregate of approximately $31,000 ($26,000 for McGladrey and $5,000 for Caturano) for the fiscal year ended March 31, 2011 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2009 and for services rendered to assist the Company related to an acquisition that the Company contemplated during the fiscal year. Caturano, in total, billed us an aggregate of approximately $12,000 for the fiscal year ended March 31, 2010 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2008 and for services rendered to assist the Company with compliance on the Massachusetts Data Privacy regulations.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimis services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

        During the fiscal year ended March 31, 2011, no pre-approval requirements were waived for services included in the "Tax Fees" and "Other Fees" captions above.

        Ratification of the appointment of McGladrey, as our independent registered public accountant for fiscal year 2012 requires a majority of votes properly cast at the Meeting. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the appointment of McGladrey. The ratification of this selection is not required under the bylaws of the Company or applicable law, but the results of this vote will be considered by the Board when making any future determination regarding the Company's independent registered accounting firm.

        The Board of Directors recommends a vote FOR this Proposal No. 4.

 AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into such filing.

        The Audit Committee members are Dr. Hamilton Helmer (Chairman), Dr. Mark Thompson and Dr. Don Kania. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the performance of the Company's independent registered public accountants. The Company's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has reviewed the Company's audited financial statements for the year ended March 31, 2011 and has discussed these financial statements with the Company's management and with McGladrey & Pullen, LLP, the Company's independent registered public accounting firm. The Audit Committee has also reviewed and discussed with the Company's independent registered public accounting firm various communications that the Company's registered public accounting firm is required to provide to the Audit Committee by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, including, among other things, the following:

  •
  auditor's responsibility under generally accepted auditing standards;

  •
  methods to account for significant unusual transactions;

  •
  audit adjustments that could either individually or in the aggregate have a significant effect on the entity's financial reporting process;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity's financial statements or the auditor's report.

        The Audit Committee has met with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

        The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." Rule 3526 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence and to discuss the potential effects of these relationships on independence. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters disclosed in such letter and their independence from the Company.

        The Audit Committee reviewed and discussed the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB's Auditing Standards regarding the audit of internal control over financial accounting.

        Based on its discussions with management and the Company's independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

Report Submitted By: Dr. Hamilton Helmer (Chairman),
Dr. Don Kania and Dr. Mark Thompson

OTHER MATTERS

Stockholder Proposals and Director Nominations for the 2012 Annual Meeting

        Proposals which stockholders intend to present at the Company's 2012 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than March 21, 2012. To submit a non-Rule 14a-8 proposal for the Company's 2012 Annual Meeting of Stockholders, the proposal must be received at the principal executive office of the Company, to the attention of the Clerk of the Company, between May 6, 2012 and June 5, 2012. Alternatively, if such meeting is called for a date not within 30 days before or after September 8, 2012, then the proposal must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by June 5, 2012 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2012 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

        For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent's name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Securities Exchange Act of 1934.

        Stockholder nominations for directors may be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the dates of May 6, 2012 and June 5, 2012. Alternatively, if such meeting is called for a date not within 30 days before or after September 8, 2012, then the notice must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder's notice to the Clerk of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

        The stockholder's notice to the Clerk of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Securities Exchange Act of 1934.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chairman of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. Based on the Company's review of these filings and representations from officers and directors, we believe that during fiscal year 2011 such persons have complied with their filing requirements, except that one report for Mr. Fabiano and one report for Mr. Breur, each reporting one transaction, were each filed late. In addition, one Form 4 previously filed by Mr. Brown was amended subsequent to fiscal year end to correct the amount of a previously reported transaction and holdings of 170 shares in his spouse's retirement account.

Incorporation by Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the Compensation Committee Report on page 25, the Audit Committee Report on page 43, and the information regarding the Audit Committee's charter and the independence of Audit Committee members on page 9, shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the SEC, which provides additional information about the Company, is available on the internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: 829 Middlesex Turnpike, Billerica, MA 01821 c/o General Counsel and Clerk or 978-262-8700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Proposed Action

        The Board of Directors knows of no other matters that are to be presented at the Meeting. If however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Gray Senior Vice President, General Counsel and Clerk

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement, Annual Report to Stockholders, and directions to attend the meeting and vote in person are available on the Investor Information page of the Company’s website at www.as-e.com

AMERICAN SCIENCE AND ENGINEERING, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 8, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Galaznik and Patricia A. Gray, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Thursday, September 8, 2011 at Doubletree Hotel Boston-Bedford Glen, 44 Middlesex Turnpike, Bedford, Massachusetts at 8:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated below, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” THE ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION, “1 YEAR” FOR THE ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES RELATED TO EXECUTIVE COMPENSATION, “FOR” THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

AMERICAN SCIENCE AND ENGINEERING, INC.

829 MIDDLESEX TURNPIKE

BILLERICA, MA  01821

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

	CONTROL #	0000000000
NAME
AMERICAN SCIENCE AND ENGINEERING, INC. — COMMON	SHARES
	XXX,XXX,XXX,XXX,XXXXX

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:   ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the Election of Directors as follows:

	For All	Withhold All	For All Except

1. Election of Directors Nominees	☐	☐	☐

01 Denis R. Brown

02 Anthony R. Fabiano

03 John A. Gordon

04 Hamilton W. Helmer

05 Don R. Kania

06 Ernest J. Moniz

07 Mark S. Thompson

08 Carl W. Vogt

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the numbers of the nominee(s) on the line below.

The Board of Director recommends you vote FOR the following proposal:

	For	Against	Abstain

2. Approve an advisory resolution related to executive compensation	☐	☐	☐

The Board of Director recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain

3. Advisory vote on frequency of future advisory votes related to executive compensation	☐	☐	☐	☐

The Board of Director recommends you vote FOR the following proposal:

	For	Against	Abstain

4. Ratify the selection of the independent registered public accounting firm for fiscal year ending March 31, 2012	☐	☐	☐

For address change / comments, mark here (see reverse for instructions)    ☐

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP#
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB#	Signature (Joint Owners)	Date	SEQUENCE#

QuickLinks

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
PROPOSAL NO. 2 ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION
PROPOSAL NO. 3 ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES RELATED TO EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS